Exhibit 99.1
Signature of Reporting Persons:

This statement on Form
4 is filed by Atlas Venture Associates IV, L.P., Atlas
Venture Fund IV,
L.P., Atlas Venture Parallel Fund IV-A, C.V. and Atlas
Venture
Entrepreneurs' Fund IV, L.P. The principal business address of each of the reporting persons is 890 Winter Street, Suite 320 Waltham, MA 02451.

The reporting persons disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.


Atlas Venture Fund IV, L.P.
By:  Atlas Venture Associates IV, L.P.

Its General Partner
By:  Atlas Venture Associates IV, Inc.
Its
General Partner

By: /s/ Jeanne Larkin Henry
Name:  Jeanne Larkin
Henry
Title:  Vice President

Atlas Venture Entrepreneurs Fund IV,
L.P.
By:  Atlas Venture Associates IV, L.P.
Its General Partner
By:
Atlas Venture Associates IV, Inc.
Its General Partner

By: /s/ Jeanne
Larkin Henry
Name:  Jeanne Larkin Henry
Title:  Vice President


Atlas Venture Fund Parallel Fund IV-A, C.V.
By:  Atlas Venture
Associates IV, L.P.
Its General Partner
By:  Atlas Venture Associates
IV, Inc.
Its General Partner

By: /s/ Jeanne Larkin Henry
Name:
Jeanne Larkin Henry
Title:  Vice President

Atlas Venture Associates
IV, L.P.
By:  Atlas Venture Associates IV, Inc.
Its General Partner


By: /s/ Jeanne Larkin Henry
Name:  Jeanne Larkin Henry
Title:  Vice
President